EXHIBIT 21.1

                        SUNGLASS HUT INTERNATIONAL, INC.
                         SUBSIDIARIES OF THE REGISTRANT

            NAME OF SUBSIDIARY                 STATE OR COUNTRY OF INCORPORATION

Sunglass Hut Corporation                                      Florida
Sunglass Hut Trading Corporation                              Florida
Sunglass Hut of Canada, Ltd.                              Ontario, Canada
Sunglass Hut of Puerto Rico, Inc.                           Puerto Rico
Sunglass Hut of Virgin Islands, Inc.                     US Virgin Islands
Sunglass Hut Realty Corporation                               Florida
Sunglass Hut of Florida, Inc.                                 Florida
Sunglass Hut (UK) Limited                                 United Kingdom
Sunglass Hut Ireland Limited                                  Ireland
Sunglass Hut Netherlands B.V.                               Netherlands
Sunglass Hut Finance B.V.                                   Netherlands
Sunglass Hut Belgium N.V.                                     Belgium
Sunglass Hut Italy S.R.L.                                      Italy
Sunglass Hut de Mexico, S.A de C.V.                           Mexico
Distribuidora Mexicana de Articulos Para Sol S.A de C.V.      Mexico
Sunglass Hut Holdings of France, Inc.                         Florida
Sunglass Hut of Northern France, Inc.                         Florida
Sunglass Hut of Southern France, Inc.                         Florida
Sunglass Hut of France, SNC                                   France
Sunglass Hut Australia PTY Limited                           Australia
Sunglass World Holdings PTY Limited                          Australia
Sunglass Hut Sweden AB                                        Sweden
Sunglass Hut Portugal, Comercio de Oculos, Lda.              Portugal
Sunglass Hut Germany GMBH                                     Germany
Sunglass Hut Spain SL                                          Spain
Watch Station, Inc.                                           Florida
Shadescom, Inc                                                Florida
Sunglass Hut (Sint Maarten) N.V.                        Netherland Antilles
Sunglass Hut (Antigua) Limited                                Antigua
Sunglass Hut New Zealand PTY Ltd.                           New Zealand
Sunglass Hut (Barbados) Inc.                                 Barbados
Sunglass Hut (South East Asia) PTE Ltd.                      Singapore